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                                                                   Exhibit 10.31

                             UNIVERSAL CORPORATION

                         AMENDMENT TO STOCK OPTION AND
                        EQUITY ACCUMULATION AGREEMENTS

     This Amendment dated this 11/th/ day of June 2001, is made to the Agreement or Agreements listed on Exhibit A (the "Option Agreements", whether one or more) between Universal Corporation (the "Company") and __________________ (the "Optionee").

     The Company and the Optionee agree to amend each of the Option Agreements as follows:

1. Subparagraph 5F of each Option Agreement is hereby deleted, and each of the Option Agreements is hereby amended to include the following:

     F.   Payment of Taxes Under the Automatic Exercise Program. Unless at least
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          six (6) months prior to an Automatic Exercise Date the Optionee gives written notice to the Company, directed to the attention of its Secretary, that he or she will pay the Company, on a timely basis, cash for the payment of withholding taxes on the gain realized from the exercise of an Option under the Automatic Exercise Program, the Company shall (i) withhold from the shares of Common Stock issuable to the Optionee upon such exercise only the number of whole shares of Common Stock which on such exercise date best approximates but does not exceed the minimum statutory amount of taxes required to be withheld by the Company and (ii) immediately after such exercise deliver from the Optionee's account to the broker hereinafter designated by the Optionee, free of all restrictions, the number of whole shares of Common Stock which best approximates the amount of taxes to be withheld in excess of the minimum statutory amount required to be withheld by the Company. For purposes of the preceding sentence, the Optionee designates Legg Mason Wood Walker, Inc., Riverfront Plaza, Suite 810, 951 East Byrd Street, Richmond, Virginia 23219-4027, Account No. _________, as his or her broker and authorizes and directs the Company to deliver such shares to said broker and authorizes and directs the broker to sell the shares and remit the proceeds to the Company for the payment of withholding taxes.

2. Subparagraph 6C of each Option Agreement is hereby deleted, and each of the Option Agreements is hereby amended to include the following:

     C.   Method of Exercising and Payment for Shares. An Option exercised
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          pursuant to this paragraph 6 shall be exercised by written notice of the Optionee delivered to the attention of the Company's Secretary at the Company's principal office in Richmond, Virginia. The written notice shall specify the number of shares being acquired pursuant to the exercise of the
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          Option when such Option is being exercised in part pursuant to subparagraphs 6E or 6F. The exercise date shall be the date specified in such notice or, if no date is specified, the date such notice is otherwise received by the Company. Such notice shall provide for or be accompanied by payment in full of the Option Price for each share of Common Stock being acquired pursuant to such exercise, in cash or cash equivalent acceptable to the Committee, by the surrender (by physical delivery or attestation) to the Company of shares of Common Stock of a Fair Market Value at the time of exercise equal to the Option Price, or by any combination of cash or acceptable cash equivalent and Common Stock having an aggregate Fair Market Value equal to the Option Price.

3. Subparagraph 6I of each Option Agreement is hereby deleted, and each of the Option Agreements is hereby amended to include the following:

     I.   Payment of Withholding Taxes. Unless the Optionee pays to the Company
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          in cash (or provides for the payment of) the withholding taxes on the gain realized from the exercise of the Option prior to or at the time of the date of exercise, the Company shall (i) withhold from the shares of Common Stock issuable to the Optionee upon such exercise only the number of whole shares of Common Stock which on such exercise date best approximates but does not exceed the minimum statutory amount of taxes required to be withheld by the Company and (ii) immediately after such exercise deliver to the Securities Broker, free of all restrictions, the number of whole shares of Common Stock, from the shares issued upon exercise, which best approximates the amount of taxes to be withheld in excess of the minimum statutory amount required to be withheld by the Company. The Optionee authorizes and directs the Company to deliver such shares to the Securities Broker and authorizes and directs the Securities Broker to sell the shares and remit the proceeds to the Company for the payment of withholding taxes.

4. Except as expressly amended hereby, the Option Agreements shall remain in full force and effect in all respects and are hereby ratified and affirmed.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by a duly authorized officer, and Optionee has affixed his or her signature hereto.


UNIVERSAL CORPORATION                          OPTIONEE


By: _______________________________________    _________________________________
     William L. Taylor, Vice President and     [OPTIONEE]
         Chief Administrative Officer
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                                 EXHIBIT A TO

                             UNIVERSAL CORPORATION

                         AMENDMENT TO STOCK OPTION AND
                        EQUITY ACCUMULATION AGREEMENTS


     1. 1991 Stock Option and Equity Accumulation Agreement dated December 5, 1991, as amended.

     2. 1994 Stock Option and Equity Accumulation Agreement dated December 1, 1994, as amended.

     3. 1997 Stock Option and Equity Accumulation Agreement dated November 20, 1997, as amended.

     4. 1999 Stock Option and Equity Accumulation Agreement dated December 2, 1999.